Exhibit 99.3
TERM SHEET FOR COMMON STOCK RIGHTS OFFERING
DURA AUTOMOTIVE SYSTEMS, INC.1

Term	Description
Chapter 11 Plan Sponsor	The Debtors, including Dura Automotive Systems, Inc. (“DASI”), in the chapter 11 cases administered under case number 06-11202 (KJC) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Backstop Parties	The “Backstop Parties” (each individually, a “Backstop Party”) are investment entities affiliated with Pacificor, LLC (collectively, “Pacificor”), investment entities affiliated with Bennett Management Corporation (collectively, “Bennett Management”), and investment entities affiliated with Wilfrid Aubrey LLC (“Wilfrid Aubrey”). 75% of the Backstop Commitment (as that term is defined below) shall be undertaken by Pacificor, 20% of the Backstop Commitment shall be undertaken by Bennett Management, and the remaining 5% of the Backstop Commitment shall be undertaken by Wilfrid Aubrey.

“Backstop Commitment” means the respective commitment, on the terms set forth in this Backstop Term Sheet (as that term is defined herein), of each Backstop Party to fund the Rights Offering Amount to the extent that the Rights Offering is not fully subscribed pursuant to the Chapter 11 Plan (as defined below), and to the extent necessary, its Non-Defaulted Backstop Commitment, as that term is defined herein.

Rights Offering	A Rights Offering shall be made pursuant to the plan of reorganization (“Chapter 11 Plan”) contemplated by the Debtors, the principal terms of which are set forth in the Summary of Principal Terms of Proposed Chapter 11 Restructuring (the “Plan Term Sheet”).

“Rights Offering” means the equity rights offering for the Rights Offering Amount contemplated by this Backstop Term Sheet, and on terms reasonably acceptable to the Backstop Parties.

Participation in Rights Offering	Senior Noteholders (each, a “Rights Offering Participant”) may purchase shares of New Common Stock, as that term is defined herein (the “Rights Offering Shares”), on a pro rata basis in respect of the amount of their respective Senior Notes claims. The purchase price of the Rights Offering Shares will be $[ ] per share (the “Exercise Price”).[2] . The subscription will be conducted as part of the Chapter 11 Plan solicitation process.

“New Common Stock” means the common stock of Reorganized DASI authorized pursuant to the Chapter 11 Plan.

1	Capitalized terms not defined herein shall have the meaning customarily ascribed to such terms in a chapter 11 plan of reorganization.

2	The Debtors will calculate the Exercise Price, which will be reasonably acceptable to the Backstop Parties.

Term	Description
Rights Offering Amount	The Debtors shall determine the amount in $5 million increments, which shall be not less than $140 million and not more than $160 million (the “Rights Offering Amount”) that will be contributed to DASI under the Rights Offering on the Effective Date (defined below).

The Debtors shall provide to the Backstop Parties a non-binding, best estimate of administrative expenses on or before the date on which the Bankruptcy Court determines the adequacy of the disclosure statement in support of the Chapter 11 Plan.

New Common Stock Allocation	Creditor Recovery Shares. Creditors (comprising Senior Noteholders and general unsecured creditors) shall receive all New Common Stock to be outstanding as of the Effective Date other than the Rights Offering Shares and New Common Stock allocated to the Management Equity Program.

Rights Offering Shares.

The aggregate percentage of New Common Stock to be outstanding immediately following the Effective Date held by Rights Offering Participants shall be determined on the basis of the Rights Offering Amount.

Rights Offering Participants shall receive 41.0% of the New Common Stock based upon a Rights Offering Amount of $150 million. The percentage share of New Common Stock to be received by the Rights Offering Participants in the Rights Offering shall increase or decrease by approximately 0.8% for every additional $5 million increase or decrease in proceeds generated in excess of $150 million up to the maximum amount of $160 million (the “Maximum Rights Offering Amount”) or generated in an amount less than $150 million down to a minimum amount of $140 million (the “Minimum Rights Offering Amount”).

Dilution	All shares of New Common Stock issued as of the Effective Date shall be subject to dilution by the Management Equity Program.

Backstop Commitment	The Backstop Parties will purchase the Rights Offering Shares, at the Exercise Price, that are not purchased by Rights Offering Participants as part of the Rights Offering (the “Backstop Commitment”).

In the event that a Backstop Party defaults on its Backstop Rights Purchase Agreement (as defined below) obligations, or otherwise withdraws from or does not fulfill its obligations as set forth in this Backstop Term Sheet from the date of execution hereof, then each other Backstop Party shall be severally responsible for the Backstop Commitment of such defaulting Backstop Party, in proportion to its pro rata share of the remaining non-defaulted Backstop Commitment (for each Backstop Party, its “Non-Defaulted Backstop Commitment”). For the avoidance of doubt, and notwithstanding the prior sentence:

• If Bennett Management and Wilfrid Aubrey were to default on their Backstop Commitment, then Pacificor’s Non-Defaulted Backstop Commitment shall be 100% of the Backstop Commitment;

• If Pacificor were to default on its Backstop Commitment, then Bennett Management’s and Wilfrid Aubrey’s Non-Defaulted Backstop

Term	Description
Commitment would be 80% and 20%, respectively, of the Backstop Commitment; and

• The maximum Non-Defaulted Backstop Commitment for each of Wilfrid Aubrey and Bennett Management shall be 20% and 80%, respectively, of the Backstop Commitment.

All amounts payable hereunder to the Backstop Parties, including the Commitment Fee and Alternate Transaction Fee, shall be paid pro rata to the Backstop Parties based on their respective non-defaulted Backstop Commitment as adjusted pursuant to the preceding paragraphs.

The “Backstop Rights Purchase Agreement” means that agreement setting forth the terms and conditions of the Rights Offering and the Backstop Commitment of the Backstop Parties, each as described herein, which Backstop Rights Purchase Agreement shall be filed no later than July 24, 2007 (and, in any case, in advance of the objection deadline for the Approval Motion hearing).

Board of Directors	After the Effective Date, there will be seven directors on the Board of Directors of “Reorganized DASI” (the “Board”) of which: (i) three directors shall be appointed by the Backstop Parties; provided, however, that Pacificor shall appoint two directors and Bennett Management shall appoint one such director; (ii) two Independent Directors (as that term is defined below) shall be appointed by the Creditors’ Committee; provided, however, that the directors appointed by the Creditors’ Committee shall be reasonably acceptable to the Backstop Parties; and (iii) two directors shall be appointed by the board of directors of Old DASI; provided, however, that one such director shall be an Independent Director and the other shall be the CEO of Reorganized DASI.

“Independent Director” means an individual who at that time qualifies: (i) under the prevailing standards of the New York Stock Exchange or other applicable laws as independent, outside directors, and who are eligible to serve on the audit committee of a board of directors of an SEC-reporting public company; and (ii) as outside directors under section 162(m) of the Internal Revenue Code eligible to serve on the Board’s committee responsible for matters of executive compensation.

Piggy-Back Rights	On the “Effective Date,” the Debtors will provide piggy-back registration rights with respect to the Rights Offering Shares. Such registration rights will be negotiated in good faith and must be reasonably acceptable to the Backstop Parties.

“Effective Date” means the date on which a chapter 11 plan of reorganization based upon the transactions contemplated by this Backstop Term Sheet is consummated (the “Plan”).

Demand Registration Rights	Demand registration rights with respect to the Rights Offering Shares shall be negotiated in good faith and be reasonably acceptable to the Backstop Parties.

Treatment Under Section 1145	Rights Offering Shares will be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder. Those shares will be exempted under section 1145 of the Bankruptcy Code to the extent applicable.

Term	Description
Commitment Fee	The Debtors will pay the Backstop Parties a commitment fee equal to 4.0% of the Rights Offering Amount (the “Commitment Fee”) in cash on the Effective Date; provided, however, that the Commitment Fee shall be paid to the Backstop Parties in proportion to their respective Backstop Commitments (or Non-Defaulted Backstop Commitment, as the case may be).

Expense Reimbursement	The Debtors will promptly reimburse or pay, as the case may be, reasonable out-of-pocket fees and expenses of the Backstop Parties, including the reasonable, documented fees and expenses of counsel and other professionals retained by the Backstop Parties, that have been (prior to the date hereof) and subsequently are incurred in connection with the negotiation, preparation and implementation of the Rights Offering, including, but not limited to, the Backstop Parties’ due diligence (the “Expense Reimbursement”). Copies of such Expense Reimbursement documentation shall be provided to the Creditors’ Committee. The Expense Reimbursement accrued through the date on which the Approval Motion Order (as that term is defined below) is entered shall be paid promptly after the relevant documentation is presented to the Debtors. The Expense Reimbursement shall thereafter be payable by the Debtors in cash on a continuing basis, and shall not, in the aggregate, exceed $1,000,000 (the “Expense Cap”). No Backstop Party shall be entitled to more than its pro rata share of the Expense Cap (based on its Backstop Commitment).

Alternative Transaction Fee	The Debtors will pay the Backstop Parties an alternative transaction fee (the “Alternative Transaction Fee”), which shall be equal to 3.0% of the Maximum Rights Offering Amount, plus the Expense Reimbursement, payable to the Backstop Parties in cash if, after the Bankruptcy Court enters the Approval Motion Order, the Debtors fail to consummate the Rights Offering by reason of: (a) the Debtors filing pleadings with the Bankruptcy Court to obtain approval of the payment of fees arising from an Alternative Transaction (defined below); or (b) the Backstop Parties terminate the Backstop Rights Purchase Agreement pursuant to one or more of their Backstop Parties’ Termination Rights or if the Debtors fail to satisfy one of the Conditions Precedent; provided, however, that the Backstop Parties shall not be entitled to the Alternative Transaction Fee if the Backstop Rights Purchase Agreement terminates as a result of a material breach thereof by the Backstop Parties; and, provided further that the Alternative Transaction Fee shall be paid to the Backstop Parties in proportion to their respective Backstop Commitments.

An “Alternative Transaction” means a transaction other than the Rights Offering and the transactions contemplated by the Plan that renders the Rights Offering no longer practicable; provided, however, that a fully subscribed Rights Offering shall not be an Alternative Transaction.

Term	Description
Debtors’ Representations and Warranties, and	The Backstop Rights Purchase Agreement shall contain the following representations and warranties of the Debtors:
Indemnities
• Corporate good standing;

• Requisite corporate power and authority;

• Delivery of documents;

• Due issuance and authorization of New Common Stock;

• No governmental consents;

• No conflicts; and

• Other customary representations and warranties.

Backstop Parties’ Representations and	The Backstop Rights Purchase Agreement shall contain the following representations and warranties of the Backstop Parties:
Warranties

• Corporate good standing;

• Requisite corporate power and authority;

• Acknowledgement of obligations under the Backstop Rights Purchase Agreement;

• Acknowledgement of no registration under the Securities Act of 1933;

• Acquiring Rights Offering Shares for investment purposes, and not with a view to distribution in violation of the Securities Act of 1933;

• Delivery of documents;

• Accredited investor;

• Due diligence has been performed; and

• Other customary representations and warranties.

Conditions to Backstop Commitment	The Backstop Commitment will be subject to the following conditions precedent (the “ (the “Conditions Precedent”):

• entry of the Approval Motion Order;

•     the disclosure statement accompanying the Chapter 11 Plan and the Chapter 11 Plan shall be materially consistent with the terms of the Backstop Rights Purchase Agreement, and must be reasonably acceptable to the Backstop Parties;

•     an order of the Bankruptcy Court confirming the Chapter 11 Plan (the “Confirmation Order”) that is reasonably acceptable to the Backstop Parties must have been entered by the Bankruptcy Court and no order staying the Confirmation Order may be in effect;

• no Event of Default has occurred and is continuing under any debtor-in-possession financing of the Debtors;

• funded Exit Facility debt on the Effective Date must be less than or equal to 2.75x “Pro Forma Consolidated EBITDA”;

Term	Description
• the Debtors shall have timely paid the Expense Reimbursement due and owing to the Backstop Parties on a continuing basis;

• execution of all documents arising from or related to the Debtors’ chapter 11 cases, the form of which documents must be reasonably satisfactory to the Backstop Parties;

• the Debtors shall not have entered into any Alternative Transaction; and

• no “Material Adverse Change” from date of the Backstop Rights Purchase Agreement has occurred.

The term “Pro Forma Consolidated EBITDA” means [TBD].

The term “Material Adverse Change” means any change, event, occurrence, state of facts or development, either alone or in combination, materially adverse to the business, operations, assets, liabilities, financial condition, or results of operation of the Debtors, taken as a whole; provided, however, that, under no circumstances shall the term “Material Adverse Change” include any change, effect, event, occurrence, state of facts or development that has occurred in the chapter 11 cases prior to the date hereof.

Management Equity Program	The Management Equity Program shall consist of up to 10% of the New Common Stock issued and outstanding on the Effective Date, and may consist of grants of equity, restricted stock or options, and shall be on terms reasonably acceptable to the Backstop Parties.

Exit Financing	On the Effective Date, the Debtors shall consummate a new exit financing facility (the “Exit Facility”) on terms that are reasonably acceptable to the Backstop Parties, with resultant funded debt on the Effective Date less than or equal to the Debtors’ 2.75x Pro Forma Consolidated EBITDA.

Approval Motion	Within seven business days after the Debtors and the Backstop Parties execute this Backstop Term Sheet, the Debtors shall file a motion (the “Approval Motion”) requesting that the Bankruptcy Court enter the Approval Motion Order, authorizing them to enter into the Backstop Rights Purchase Agreement. Such Approval Motion must request court authority for the Debtors to pay:

• the Commitment Fee on the Effective Date;

• the Expense Reimbursement on a continuing basis; and

• the Alternative Transaction Fee immediately upon the consummation of an Alternative Transaction described herein.

The “Approval Motion Order” means that order entered by the Bankruptcy Court granting the Approval Motion (defined below) on terms materially consistent with the terms of the Backstop Rights Purchase Agreement and this Backstop Term Sheet and reasonably acceptable to the Backstop Parties.

Term	Description
Expiration of Backstop Rights Purchase Agreement	January 31, 2008, extendable if the Backstop Parties holding 2/3 of the Backstop Commitment and the Debtors mutually agree; provided, however, that any Backstop Party objecting to such an extension shall terminate its Backstop Commitment without being in breach of its Backstop Rights Purchase Agreement obligations, provided further that the Backstop Party terminating its Backstop Commitment shall not seek nor be entitled to receive any consideration from any party for such termination (including any portion of either the Alternative Transaction Fee or the Commitment Fee, as the case may be), but shall be entitled to receive its Expense Reimbursement to the extent it is due and owing on or before the date of termination; and provided still further that, if a Backstop Party terminates its Backstop Commitment, the Backstop Commitments of the remaining Backstop Parties shall increase in the same manner that their Non-Defaulted Backstop Commitments would increase if the terminating Backstop were to have defaulted on its Backstop Rights Purchase Agreement obligations.

Termination of Backstop Rights Purchase Agreement	The Backstop Parties will have the right, but not the obligation, to terminate the Backstop Rights Purchase Agreement (the “Backstop Parties’ Termination Rights”) if:

• the Debtors do not file an Approval Motion within seven business days after the Debtors and the Backstop Parties execute the Backstop Rights Purchase Agreement;

• the Bankruptcy Court does not enter the Approval Motion Order within thirty-five days after the Approval Motion is filed;

• the Debtors file any pleading or document with the Bankruptcy Court requesting approval of the fees associated with an Alternative Transaction; or

•     the Debtors fail to pay any requested Expense Reimbursement to the Backstop Parties within ten days after the Backstop Parties notify the Debtors of their failure to pay such Expense Reimbursement; provided that, in the event that the parties dispute whether amounts are “reasonable,” the Debtors shall separate the disputed amount and pay the rest pursuant to the terms hereof.

The Debtors will have the right, but not the obligation, to terminate the Backstop Rights Purchase Agreement if:

•     one or more Backstop Parties materially breaches the Backstop Rights Purchase Agreement, and that breach is not cured after a notice period of five days (which may be extended by the Debtors) during which the breaching Backstop Party may negotiate in good faith regarding any such cure; or

• the Bankruptcy Court: (a) denies the relief set forth in the Approval Motion; or (b) does not enter the Approval Motion Order within thirty-five days after the Approval Motion is filed.

Term	Description
Binding Agreement	• This Backstop Term Sheet shall be attached to a motion to approve the fees contemplated herein.

•     In the event of a conflict between this Backstop Term Sheet and the Backstop Rights Purchase Agreement after that agreement has been filed with the Bankruptcy Court, the terms of the Backstop Rights Purchase Agreement shall apply.

•     The Backstop Parties cannot terminate this Backstop Term Sheet or the Backstop Rights Purchase Agreement prior to the Bankruptcy Court’s entry of the Approval Motion Order except on the terms specified herein.

Documentation	“Backstop Term Sheet” means this term sheet.

“Backstop Rights Purchase Agreement”:

• Parties - Debtors and Backstop Parties

• The Backstop Rights Purchase Agreement will be subject to Bankruptcy Court approval

• The Backstop Rights Purchase Agreement shall be materially consistent with the terms of this Backstop Term Sheet (the “Backstop Term Sheet”)

• Backstop Notice (cover letter to inform Backstop Parties of requirement to purchase Backstop shares and the cash required to be deposited by the Backstop Party (the “Backstop Purchase Price”))

• Backstop Form (enclosed with Backstop Notice and to be returned by Backstop Party)

“Rights Offering Subscription Agreement”.

• Parties - Debtors and Senior Noteholders participating in Rights Offering

• Requires entry of Confirmation Order

• Subscription Form.
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Dated: July 11, 2007	PACIFICOR, LLC

By: /s/ Michael Klein
Name: Michael Klein
Title: Chief Investment Officer

BENNETT MANAGEMENT CORP.

By: /s/ John Koerber
Name: John Koerber
Title: Managing Director

WILFRID AUBREY LLC

By: /s/ Nicholas Walsh
Name: Nicholas Walsh
Title: Principal

DURA AUTOMOTIVE SYSTEMS, INC.

By: /s/ Lawrence A. Denton
Name: Lawrence A. Denton
Title: Chief Executive Officer